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                                                                    Exhibit 99.1

CONTACTS:

MEDIA:
------
R. Jeep Bryant
(412) 762-4550
corporate.communications@pnc.com

INVESTORS:
----------
William H. Callihan
(412) 762-8257
investor.relations@pnc.com

                      PNC IN FULL COMPLIANCE WITH FINANCIAL
                          HOLDING COMPANY REQUIREMENTS

         PITTSBURGH, Dec. 19, 2002 - The PNC Financial Services Group, Inc. (NYSE: PNC) said today that it has been notified by the Federal Reserve Bank of Cleveland that PNC is now in full compliance with the financial holding company and financial subsidiary requirements under the Gramm-Leach-Bliley Act (GLB
Act).
         This notification reflects that PNC now meets both the well-capitalized and well-managed criteria under the GLB act. This has been achieved through proactive measures that PNC implemented in close coordination with the Office of the Comptroller of the Currency (OCC) and the Federal Reserve. The measures, which result from the written agreements reached last July between PNC and the Federal Reserve and between PNC Bank and the OCC, were designed to correct deficiencies and strengthen the governance, risk management and internal control environment at the company. While the written agreements remain in effect, PNC has successfully completed the action steps needed within 180 days to achieve full compliance with the financial holding company and subsidiary requirements.
         The PNC Financial Services Group, Inc., headquartered in Pittsburgh, is one of the nation's largest diversified financial services organizations, providing regional community banking, corporate banking, real estate finance, asset-based lending, wealth management, asset management and global fund services.


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